Exhibit 5

[Drinker Biddle & Reath LLP Letterhead]

July 2, 2009

Kulicke and Soffa Industries, Inc.
1005 Virginia Drive
Fort Washington, Pennsylvania 19034

Re: Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), and the filing of the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the contemplated offering by the Company from time to time of up to $100,000,000 aggregate public offering price of (i) common stock of the Company, no par value (the “Shares”), (ii) preferred stock of the Company (the “Preferred Shares”), (iii) senior debt securities of the Company (the “Senior Debt Securities”), (iv) senior subordinated debt securities of the Company (the “Senior Subordinated Debt Securities”), (v) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities,” each of which is to be issued pursuant to respective indentures between the Company and an indenture trustee (the “Indentures”)), (vi) warrants to purchase Shares, Preferred Shares or Debt Securities as may be designated by the Company at the time of the offering (the “Warrants”) and to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”), and (vii) units consisting of Shares, Preferred Shares, Debt Securities, Warrants or any combination of those securities (the “Units”) and to be issued pursuant to the terms of one or more unit agreements (the “Unit Agreements”).

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated By-Laws, resolutions of the Company’s Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares, the Preferred Shares, the Debt Securities, the Warrants and the Units as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

On the basis of the foregoing and subject to the qualifications and assumptions expressed below, we are of the opinion that:

1.           The Shares, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company’s Amended and Restated Articles of Incorporation, and when issued and delivered against payment therefor, and if issued upon the exercise or conversion of any Preferred Shares, Debt Securities, Warrants or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Preferred Share designation, Indenture, Warrant Agreement or Unit Agreement, respectively, relating thereto, will be validly issued, fully paid and non-assessable by the Company.

2.           Upon the fixing of the designations and relative rights, preferences, privileges, qualifications, limitations and restrictions of any series of Preferred Shares by the Board of Directors of the Company and proper and valid filing with the Secretary of the Commonwealth of Pennsylvania of an amendment to the Company’s Amended and Restated Articles of Incorporation setting forth such designations and relative rights, preferences, privileges, qualifications, limitations and restrictions, if any, with respect to such series of Preferred Shares, all in conformity with the Company’s Amended and Restated Articles of Incorporation and upon the approval by the Board of Directors of the Company of the terms of the issuance and sale thereof, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Shares, and when such Preferred Shares are issued and delivered against payment therefor, and, if issued upon the exercise or conversion of any Debt Securities, Warrants or Units, issued and delivered as contemplated by the terms thereof and of the applicable Indenture, Warrant Agreement or Unit Agreement, respectively, relating thereto, such Preferred Shares will be validly issued, fully paid and non-assessable by the Company.

3.           When (a) the issuance, execution and delivery by the Company of the applicable Indenture and related Debt Securities shall have been duly approved by all necessary corporate action on the part of the Company, (b) the applicable Indenture, in the form filed as an exhibit to the Registration Statement, shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the trustee of such Indenture, (c) the terms of the Debt Securities and their issue and sale shall have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and (d) the Debt Securities shall have been duly executed and authenticated in accordance with the terms of the applicable Indenture and issued and paid for as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement, and, if issued upon the exercise or conversion of any Warrants or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Warrant Agreement or Unit Agreement, respectively, relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

4.           When (a) the issuance, execution and delivery by the Company of any Warrants shall have been duly authorized by all necessary corporate action of the Company, (b) the Warrant Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company, and (c) such Warrants shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Warrant Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

5.           When (a) the issuance, execution and delivery by the Company of any Units shall have been duly authorized by all necessary corporate action of the Company, (b) the Unit Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company and (c) such Units shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplements to the prospectus included in the Registration Statement and the Unit Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

In connection with the opinions expressed above, we have assumed that, at or before the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security.  We have also assumed that none of the terms of any security to be established subsequent to the date hereof, the issuance and delivery of such security or the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.  We express no opinion concerning the laws of any jurisdiction other than the law of the Commonwealth of Pennsylvania.  For the purposes of this opinion, we assume that the Indentures will be governed by Pennsylvania law.

We hereby consent to the reference to our firm under the caption “Experts” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours, /s/ DRINKER BIDDLE & REATH LLP DRINKER BIDDLE & REATH LLP